UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

LAKE AREA CORN PROCESSORS, LLC

(Exact name of small business issuer as specified in its charter)

South Dakota	0-50254	46-0460790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

46269 SD Highway 34

P.O. Box 100

Wentworth, South Dakota 57075

(Address of principal executive offices)

(605) 483-2676

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On April 26, 2006, our board of managers issued an announcement to investors that the board was engaging in preliminary discussions concerning a potential change in corporate structure, merger, public offering or business combination of Lake Area Corn Processors, LLC with one or more companies.  As of the date of the board’s communication, no agreement, arrangement or understanding concerning a potential transaction had been reached.  As of April 26, 2006, a copy of the board’s communication was made available on our website and was mailed to our investors.  The announcement is attached hereto as Exhibit 99.1.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(a)          None.

(b)         None.

(c)          None.

(d)         Exhibits

Exhibit No.	Description

99.1	Board Announcement to Investors dated April 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE AREA CORN PROCESSORS, LLC

April 26, 2006	/s/ Douglas Van Duyn
Date	Douglas Van Duyn, Chief Executive Officer